Exhibit 99.1

NovaDel Reports Financial Results for Second Quarter 2008

Flemington, NJ – August 7, 2008 - NovaDel Pharma Inc. (AMEX: NVD), a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed treatments, reported financial results for its second quarter ended June 30, 2008. For the quarter ended June 30, 2008, NovaDel reported a net loss of $3.2 million, or $0.05 per share, compared to a net loss of $5.3 million, or $0.09 per share, for the quarter ended June 30, 2007. For the six months ended June 30, 2008, the Company reported a net loss of $5.2 million, or $0.09 per share, as compared to a net loss of $10.7 million, or $0.18 per share for the six months ended June 30, 2007.

The reduction in net loss for the quarter and for the six months ended June 30, 2008, as compared to the comparable periods for the prior year, is due to the decrease in expenses compared to the prior year, particularly research and development expenses, which have been curtailed since the fourth quarter 2007, as the Company did not believe that it had sufficient cash to sustain its clinical development activities. In addition, consulting, selling, general and administrative expenses declined as a result of reduced headcount and other operating expenses.

During the quarter ended June 30, 2008, the Company also recognized a $342,000 loss on the disposal of certain assets held for sale, associated with its manufacturing for its NitroMist™ product. In addition, the Company incurred approximately $294,000 in interest expense, of which $249,000 related to the convertible notes that were issued. This included $215,000 related to the amortization of the debt discount related to the beneficial conversion feature and fair value of the warrants, as well as $34,000 related to the amortization of the deferred financing costs.

As of June 30, 2008, the Company’s cash and cash equivalents were $4.8 million and working capital was $3.3 million. On May 6, 2008, the Company entered into a binding securities purchase agreement to sell up to $4.0 million of secured convertible notes and accompanying warrants to funds affiliated with ProQuest Investments LLC, of which $1,475,000 was funded on May 30, 2008. The Company may, at its option, issue an additional $2,525,000 of convertible notes at a subsequent closing if the Company’s stockholders approve such subsequent closing at the Company’s Annual Meeting. In addition, on May 20, 2008, the Company entered into an agreement with BioAlliance Pharma SA whereby BioAlliance acquired the European rights for NovaDel’s ondansetron oral spray, and paid NovaDel a non-refundable license fee of $3.0 million.

Given the current level of spending, the Company estimates that it will have sufficient cash on hand to fund operations through at least the end of 2008 and, assuming the subsequent closing of an additional $2,525,000 in convertible notes, through the first quarter of 2009. However, we cannot assure you that stockholders will approve the subsequent closing. The Company may determine that it is advisable to increase development activities on its product candidate pipeline, which would significantly increase cash outflows and thereby require additional funding in order to sustain operations through the end of 2008. The Company may choose to raise additional capital before December 31, 2008 to fund future development activities or to take advantage of other strategic opportunities. This could include the securing of funds through new strategic partnerships and/or the sale of common stock or other securities. There can be no assurance that such capital will be available to the Company on favorable terms, or at all.

ABOUT NOVADEL PHARMA

NovaDel Pharma Inc. is a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed drugs. The Company’s proprietary technology offers, in comparison to conventional oral dosage forms, the potential for faster absorption of drugs into the bloodstream leading to quicker onset of therapeutic effects and possibly reduced first pass liver metabolism, which may result in lower doses. Oral sprays eliminate the requirement for water or the need to swallow, potentially improving patient convenience and adherence.

NovaDel’s oral spray technology is focused on addressing unmet medical needs for a broad array of existing and future pharmaceutical products. The Company’s most advanced oral spray candidates target angina, nausea, insomnia, migraine headaches and disorders of the central nervous system. NovaDel plans to develop these and other products independently and through collaborative arrangements with pharmaceutical and biotechnology companies. To find out more about NovaDel Pharma Inc. (AMX: NVD), visit our website at www.novadel.com.

FORWARD-LOOKING STATEMENTS:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the successful completion of its pilot pharmacokinetic feasibility studies, the ability to develop products (independently and through collaborative arrangements), the ability to commercialize and obtain FDA and other regulatory approvals for products under development and the acceptance in the marketplace for oral spray products. The filing of an NDA with the FDA is an important step in the approval process in the United States. Acceptance for filing by the FDA does not mean that the NDA has been or will be approved, nor does it represent an evaluation of the adequacy of the data submitted. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s most recent Annual Report on Form 10-K and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.

For more detailed information regarding NovaDel’s Q2, 2008 financial results and its product pipeline, please review the Company’s SEC filings on Form 10-Q at the Investor Relations section of www.novadel.com.

CONTACT:

Michael E. Spicer

(908) 782-3431 ext. 2550

Chief Financial Officer

NovaDel Pharma Inc.

mspicer@novadel.com

NOVADEL PHARMA INC.

CONDENSED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007

License Fees and Milestone Fees Earned	$51,000	$165,000	$154,000	$205,000

Research and Development Expenses	1,323,000	3,325,000	2,446,000	6,422,000
Consulting, Selling, General and Administrative Expenses	1,322,000	2,351,000	2,309,000	4,588,000
Loss on Assets-Held-for-Sale	342,000	—	342,000	—

Total Expenses	2,987,000	5,676,000	5,097,000	11,010,000

Loss From Operations	(2,936,000)	(5,511,000)	(4,943,000)	(10,805,000)

Other Loss	—	—	—	(360,000)
Interest Expense	(294,000)	—	(294,000)	—
Interest Income	28,000	187,000	63,000	417,000

Net Loss	$(3,202,000)	$(5,324,000)	$(5,174,000)	$(10,748,000)

Basic and Diluted Loss Per Common Share	$(0.05)	$(0.09)	$(0.09)	$(0.18)

Weighted Average Number of Common Shares Used in Computation of Basic and Diluted Loss Per Share	59,592,260	59,537,000	59,592,260	59,401,000

NOVADEL PHARMA INC.

CONDENSED BALANCE SHEETS

AS OF JUNE 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007

ASSETS	June 30, 2008 (unaudited)	December 31, 2007
Current Assets:
Cash and cash equivalents	$4,820,000	$6,384,000
Assets held-for-sale	148,000	492,000
Deferred financing costs, net of accumulated amortization of $34,000	161,000	—
Prepaid expenses and other current assets	703,000	1,146,000

Total Current Assets	5,832,000	8,022,000
Property and equipment, net	1,697,000	1,972,000
Other assets	296,000	369,000

TOTAL ASSETS	$7,825,000	$10,363,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Secured convertible notes payable, net of unamortized debt discount of $995,000	$480,000	$—
Accounts payable	616,000	1,632,000
Accrued expenses and other current liabilities	987,000	2,267,000
Current portion of deferred revenue	298,000	148,000
Current portion of capitalized lease obligations	143,000	164,000
Total Current Liabilities	2,524,000	4,211,000

Non-current portion of deferred revenue	4,601,000	1,830,000
Non-current portion of capitalized lease obligations	74,000	148,000

Total Liabilities	7,199,000	6,189,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value:
Authorized 1,000,000 shares, none issued	—	—
Common stock, $.001 par value:
Authorized 200,000,000, issued 60,692,260 and 59,592,260 shares at June 30, 2008 and December 31, 2007, respectively	60,000	59,000
Additional paid-in capital	70,989,000	69,364,000
Accumulated deficit	(70,417,000)	(65,243,000)
Less: Treasury stock, at cost, 3,012 shares	(6,000)	(6,000)
Total Stockholders’ Equity	626,000	4,174,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,825,000	$10,363,000